Exhibit 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                            One Ameren Plaza
                                                            1901 Chouteau Avenue
                                                            St. Louis, MO 63103
Contact:

Media                       Analysts                          Investors
Tim Fox                     Bruce Steinke                     Investor Services
(314) 554-3120              (314) 554-2574                    (800) 255-2237
tfox2@ameren.com            bsteinke@ameren.com               invest@ameren.com

FOR IMMEDIATE RELEASE
---------------------

                   AMEREN REPORTS SECOND QUARTER 2004 EARNINGS
                         Updates 2004 Earnings Guidance

     St. Louis, Mo., July 29, 2004---Ameren Corporation (NYSE: AEE) today announced second quarter 2004 net income of $118 million, or 65 cents per share, compared to second quarter 2003 net income of $110 million, or 68 cents per share. Net income for the first six months of 2004 was $215 million, or $1.20 per share, compared to $211 million, or $1.32 per share, in the first half of 2003. Net income in the first six months of last year included an after-tax gain of $18 million, or 11 cents per share, due to the adoption of an accounting standard related to asset retirement obligations. Income in the first six months of 2003 before the cumulative effect of this change in an accounting principle was $193 million, or $1.21 per share.

     "Despite some challenges during the second quarter this year, we once again delivered solid financial results," said Gary L. Rainwater, chairman, chief executive officer and president of Ameren Corporation. "This quarter's earnings per share were down from the prior year due largely to the incremental costs we incurred in connection with the scheduled refueling and maintenance outage at our Callaway nuclear plant. A similar Callaway outage did not occur in 2003. In addition, earnings per share were lower due to the equity dilution principally caused by our issuance of common shares to prefund the Illinois Power acquisition. Despite these factors, second quarter earnings per share were only modestly below the prior year as solid organic growth, a return to more normal summer weather, stronger power prices and our focus on cost control largely offset the cost of the Callaway outage and earnings per share dilution," Mr. Rainwater added.

     Revenues in the second quarter of 2004 increased $64 million to $1.2 billion, compared to the same period in 2003. Solid organic growth in the company's service territory and a return to more normal summer weather as compared to the prior year largely drove higher revenues. In the second quarter of 2004, cooling degree days in Ameren's service territory increased

                                    -more -

Add One

approximately 75 percent from the cooler than normal second quarter last year. Weather-sensitive residential electric sales increased 15 percent, and commercial electric sales increased 6 percent in the second quarter of 2004 versus 2003.

     Interchange electric revenues also increased $15 million in the second quarter of 2004, as compared to the same period in 2003, due primarily to higher power prices. Wholesale electric revenues increased $13 million primarily due to the addition of new customers.

     Fuel and purchased power costs rose $43 million, and other operations and maintenance expenses increased $36 million in the second quarter of 2004 as compared to the second quarter of 2003. These increased costs were principally due to the Callaway nuclear plant's scheduled refueling and maintenance outage in the second quarter of 2004. A refueling outage occurs at the Callaway plant approximately every 18 months and there was no refueling and maintenance outage in 2003. This year's outage lasted 64 days and reduced quarterly earnings by an estimated 22 cents per share due to the incremental cost of fuel and replacement power and higher maintenance costs.

     Operations and maintenance expenses in the second quarter of 2004 benefited from the Federal Energy Regulatory Commission-ordered refund of $18 million in exit fees previously paid to the Midwest Independent Transmission System Operator, Inc. (MISO). Ameren rejoined the MISO on May 1, 2004.

     Ameren continues to move towards completion of its proposed acquisition from Dynegy Inc. (NYSE: DYN) of Decatur, Ill.-based Illinois Power Company and a 20 percent interest in Electric Energy, Inc. "We are moving through regulatory approvals and remain on target to close the acquisition by the end of this year, if not sooner. Just yesterday, we received approval of the acquisition from the Federal Energy Regulatory Commission. In addition, we already have received approval from the Federal Communications Commission and the waiting period under the Hart-Scott-Rodino Act has expired. The acquisition must also be approved by the Illinois Commerce Commission and the Securities and Exchange Commission," noted Rainwater.

     In early July, Ameren sold 10.9 million new common shares, generating net proceeds of $445 million. "The proceeds from this offering, when combined with the $853 million of proceeds generated by our February 2004 common stock offering, completes our equity financing for the Illinois Power acquisition," added Warner L. Baxter, executive vice president and chief financial officer of Ameren.

                                    -more -

Add Two

     Dilution and financing costs, principally resulting from additional common shares issued in the February offering, reduced earnings by an estimated 6 cents per share in the second quarter, and 9 cents per share in the first six months of 2004. Dilution was caused by shares being issued prior to the completion of the Illinois Power acquisition. Based on current assumptions, the acquisition, once completed, is expected to be accretive to earnings by 5 to 10 cents per share in each of the first two years after the closing of that transaction and is expected to provide significant, long-term value for all of Ameren's stakeholders.

     Due to the expected additional earnings dilution for the second half of 2004 of approximately 8 cents per share from the July common stock offering, Ameren announced today that the company is adjusting its 2004 guidance for earnings per share to between $2.70 and $2.90 per share. The 2004 estimate includes the impact of common shares issued in February and early July to fund the Illinois Power acquisition, but excludes any potential earnings impact resulting from the Illinois Power acquisition. The company's guidance is subject to, among other things, plant operations, weather conditions, energy market and economic conditions, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in the company's Forward-Looking Statements section of this release.

     Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Thursday, July 29, to discuss second quarter and year to date 2004 earnings and other matters relating to the company. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Q2 2004 Earnings Conference Call," then the appropriate audio link. A slide presentation is also available on Ameren's website that reconciles earnings per share between the second quarter and first six months of 2003 and the same periods of 2004, and provides a summary of Ameren's 2004 earnings guidance. To access this presentation, simply follow the links for the webcast, and then click on the link for the presentation, which is provided in a .pdf format. The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 12:00 p.m. (Central Time), July 29, until August 5 by dialing, U.S. (800) 428-6051; international (973) 709-2089, and entering the number: 366596.

     With assets of $14.7 billion, Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a capacity of more than 14,600 megawatts. Ameren serves 1.7 million electric customers and 500,000 natural gas customers in a 49,000 square-mile area of Missouri and Illinois.

                                     -more-

Regulation G
------------

     In addition to presenting results of operations and earnings amounts in total, Ameren has presented certain information in this news release on a per share basis. These per share amounts reflect certain factors that directly impact Ameren's total earnings. Ameren believes this per share information is useful because it enables readers to better understand the impact of these factors on the company's earnings.

Forward-Looking Statements
--------------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

o the closing and timing of Ameren's acquisition of Illinois Power and the impact of any conditions imposed by regulators in connection with their approval thereof;
o    the effects of the  stipulation  and  agreement  relating  to the  AmerenUE
     Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policies;
o changes in laws and other governmental actions, including monetary and fiscal policies;
o the impact on the company of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;
o the effects of increased competition in the future due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels;
o the effects of participation in a Federal Energy Regulatory Commission-approved regional transmission organization, including activities associated with the Midwest Independent System Operator;
o the availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;
o    the use of financial and derivative instruments;
o    average rates for electricity in the Midwest;
o    business and economic conditions;
o the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
o    interest rates and the availability of capital;
o    actions of ratings agencies and the effects of such actions;
o    weather conditions;
o    generation plant construction, installation and performance;
o operation of nuclear power facilities, including planned and unplanned outages, and decommissioning costs;
o    the  effects  of  strategic   initiatives,   including   acquisitions   and
     divestitures;

o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
o future wages and employee benefits costs, including changes in returns on benefit plan assets;
o disruptions of the capital markets or other events making the company's access to necessary capital more difficult or costly;
o competition from other generating facilities, including new facilities that may be developed;
o difficulties in integrating AmerenCILCO and Illinois Power, if consummated, with the company's other businesses;
o changes in the energy markets, environmental laws or regulations, interest rates or other factors adversely impacting assumptions in connection with the CILCORP and Illinois Power (if consummated) acquisitions;
o cost and availability of transmission capacity for the energy generated by the company's generating facilities or required to satisfy energy sales made by the company; and
o    legal and administrative proceedings.

                                      # # #



                            AMEREN CORPORATION (AEE)
                        CONSOLIDATED OPERATING STATISTICS

                                                         Three Months Ended                   Six Months Ended
                                                              June 30,                            June 30,
                                                  -----------------------------       -----------------------------
                                                          2004             2003              2004             2003
                                                  ------------     ------------       ------------       ----------
Electric Sales - KWH (in millions):
       Residential                                      3,984            3,469              8,927            8,219
       Commercial                                       4,877            4,600              9,696            9,124
       Industrial                                       4,448            4,438              8,771            8,226
       Wholesale                                        2,197            1,967              4,687            4,253
       Other                                               73               70                157              148
                                                  ------------     ------------       ------------       ----------
         Native                                        15,579           14,544             32,238           29,970
       Interchange sales                                2,077            2,000              4,501            4,421
       EEI (outside sales)                              1,229            1,456              2,106            2,225
                                                  ------------     ------------       ------------       ----------
         Total                                         18,885           18,000             38,845           36,616

Electric Revenues - (in millions):
       Residential                                $       312      $       281        $       598        $     555
       Commercial                                         316              302                557              529
       Industrial                                         190              192                354              327
       Wholesale                                           79               66                164              141
       Other                                                6                6                 13               12
                                                  ------------     ------------       ------------       ----------
         Native                                           903              847              1,686            1,564
       Interchange sales                                   72               57                157              158
       EEI (outside sales)                                 31               42                 47               60
       Other                                               26               22                 55               42
                                                  ------------     ------------       ------------       ----------
         Total                                          1,032              968              1,945            1,824

Power Supply  (%):
    Fossil                                               83.9             73.8               81.4             77.3
    Nuclear                                               3.1             13.3                6.5             12.4
    Hydro                                                 1.8              1.5                1.7              1.1
    Purchased                                            11.2             11.4               10.4              9.2

Fuel Cost per KWH (cents)                               1.142            1.074              1.108            1.030
Gas Sales - MMBTU (in thousands)                       12,314           16,697             47,350           43,762


                                                      June 30,     December 31,
                                                          2004             2003
                                                  ------------     -------------
Common Stock:
       Shares outstanding (in millions)                 183.3            162.9
       Book value per share                       $     28.58      $     26.73

Capitalization Ratios:
       Common equity                                     56.3%            47.5%
       Preferred stock                                    2.0%             2.0%
       Debt, net of cash                                 41.7%            50.5%


                            AMEREN CORPORATION (AEE)
                           CONSOLIDATED BALANCE SHEET
                            (Unaudited, in millions)

                                                                           June 30,           December 31,
                                                                            2004                 2003
-----------------------------------------------------------------------------------------------------------

                      ASSETS
-----------------------------------------------------------------------------------------------------------

Current Assets:
        Cash and cash equivalents                                    $             511    $            111
        Accounts receivable - trade                                                343                 326
        Unbilled revenue                                                           258                 221
        Miscellaneous accounts and notes receivable                                 47                 126
        Materials and supplies, at average cost                                    458                 487
        Other current assets                                                        35                  46
                                                                     ------------------   -----------------
         Total current assets                                                    1,652               1,317
                                                                     ------------------   -----------------
Property and Plant, Net                                                         11,052              10,920
Investments and Other Non-Current Assets:
        Investments in leveraged leases                                            153                 164
        Nuclear decommissioning trust fund                                         220                 212
        Goodwill and other intangibles, net                                        565                 574
        Other assets                                                               353                 320
                                                                     ------------------   -----------------
         Total investments and other assets                                      1,291               1,270
                                                                     ------------------   -----------------
Regulatory Assets                                                                  682                 729
-----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                         $          14,677    $         14,236
===========================================================================================================

       LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------
Current Liabilities:
        Current maturities of long-term debt                         $             291    $            498
        Short-term debt                                                             35                 161
        Accounts and wages payable                                                 273                 480
        Taxes accrued                                                              220                 103
        Other current liabilities                                                  215                 215
                                                                     ------------------   -----------------
         Total current liabilities                                               1,034               1,457
                                                                     ------------------   -----------------
Long-term Debt, Net                                                              4,051               4,070
Preferred Stock Subject to Mandatory Redemption                                     21                  21
Deferred Credits and Other Non-Current Liabilities:
        Accumulated deferred income taxes, net                                   1,775               1,853
        Accumulated deferred investment tax credits                                145                 151
        Regulatory liabilities                                                     862                 824
        Asset retirement obligations                                               425                 413
        Accrued pension and other post-retirement benefits                         744                 699
        Other deferred credits and liabilities                                     175                 190
                                                                     ------------------   -----------------
         Total deferred credits and other liabilities                            4,126               4,130
                                                                     ------------------   -----------------
Preferred Stock Not Subject to Mandatory Redemption                                182                 182
Minority Interest in Consolidated Subsidiaries                                      25                  22
Stockholders' Equity:
        Common stock                                                                 2                   2
        Other paid-in capital, principally premium on common stock               3,456               2,552
        Retained earnings                                                        1,835               1,853
        Accumulated other comprehensive income (loss)                              (41)                (44)
        Other                                                                      (14)                 (9)
                                                                     ------------------   -----------------
         Total stockholders' equity                                              5,238               4,354
-----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $          14,677    $         14,236
===========================================================================================================




                              AMEREN CORPORATION (AEE)
                           CONSOLIDATED STATEMENT OF INCOME
                  (Unaudited, in millions, except per share amounts)
                                                                                   Three Months Ended        Six Months Ended
                                                                                         June 30,                 June 30,
                                                                                ----------------------     -----------------------
                                                                                   2004         2003           2004        2003
----------------------------------------------------------------------------------------------------------------------------------

Operating Revenues:
           Electric                                                             $ 1 ,032     $    968      $  1,945     $  1,824
           Gas                                                                       119          118           420          368
           Other                                                                       1            2             3            4
                                                                                ---------    ---------     ---------    ---------
               Total operating revenues                                            1,152        1,088         2,368        2,196

Operating Expenses:
----------------------------------------------------------------------------------------------------------------------------------
           Fuel and purchased power                                                  282          239           553          471
           Gas purchased for resale                                                   75           83           288          264
           Other operations and maintenance                                          343          307           649          599
           Depreciation and amortization                                             132          132           262          256
           Taxes other than income taxes                                              74           77           154          155
                                                                                ---------    ---------     ---------    ---------
               Total operating expenses                                              906          838         1,906        1,745
                                                                                ---------    ---------     ---------    ---------
Operating Income                                                                     246          250           462          451
----------------------------------------------------------------------------------------------------------------------------------

Other Income and (Deductions):
----------------------------------------------------------------------------------------------------------------------------------
           Miscellaneous income                                                        4            5            12           11
           Miscellaneous expense                                                      (4)          (7)           (5)         (10)
                                                                                ---------    ---------     ---------    ---------
               Total other income and (deductions)                                     -           (2)            7            1
                                                                                ---------    ---------     ---------    ---------
Interest Charges and Preferred Dividends:
----------------------------------------------------------------------------------------------------------------------------------
           Interest                                                                   66           69           130          135
           Preferred dividends of subsidiaries                                         2            2             5            5
                                                                                ---------    ---------     ---------    ---------
               Net interest charges and preferred dividends                           68           71           135          140
                                                                                ---------    ---------     ---------    ---------

Income Before Income Taxes and Cumulative Effect of Change in
    Accounting Principle                                                             178          177           334          312
----------------------------------------------------------------------------------------------------------------------------------
Income Taxes                                                                          60           67           119          119
                                                                                ---------    ---------     ---------    ---------
Income Before Cumulative Effect of Change in Accounting Principle                    118          110           215          193
----------------------------------------------------------------------------------------------------------------------------------

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes               -            -             -           18
----------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                      $    118     $    110      $    215     $    211
==================================================================================================================================

Earnings per Common Share - Basic and Diluted:
   Income before cumulative effect of change in accounting principle            $   0.65     $   0.68      $   1.20     $   1.21
   Cumulative effect of change in accounting principle, net of income taxes            -            -             -         0.11
                                                                                ---------    ---------     ---------    ---------
Earnings per Common Share - Basic and Diluted:                                  $   0.65     $   0.68      $   1.20     $   1.32
==================================================================================================================================

Average Common Shares Outstanding                                                  182.7        161.2         178.5        160.1
==================================================================================================================================


                            AMEREN CORPORATION (AEE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited, in millions)
                                                                                                 Six Months Ended
                                                                                                      June 30,
                                                                                             -----------------------
                                                                                               2004           2003
--------------------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities:
--------------------------------------------------------------------------------------------------------------------
   Net income                                                                                $   215        $   211
   Adjustments to reconcile net income to net cash
     provided by operating activities:
        Cumulative effect of change in accounting principle                                        -            (18)
        Depreciation and amortization                                                            262            256
        Amortization of nuclear fuel                                                              13             16
        Amortization of debt issuance costs and premium/discounts                                  5              5
        Deferred income taxes, net                                                                (5)            (9)
        Deferred investment tax credits, net                                                      (6)            (6)
        Coal contract settlement                                                                  18              -
        Changes in assets and liabilities, excluding the effects of the acquisitions:
                Receivables, net                                                                 (23)             6
                Materials and supplies                                                            29            (14)
                Accounts and wages payable                                                      (162)          (149)
                Taxes accrued                                                                    117             99
                Assets, other                                                                    (57)            17
                Liabilities, other                                                                29             27
                Other                                                                              1            (11)
                                                                                             --------       --------
Net cash provided by operating activities                                                        436            430

--------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
--------------------------------------------------------------------------------------------------------------------
   Construction expenditures                                                                    (379)          (332)
   Acquisitions, net of cash acquired                                                              -           (489)
   Nuclear fuel expenditures                                                                      (5)            (1)
   Other                                                                                          17              6
                                                                                             --------       --------
Net cash used in investing activities                                                           (367)          (816)

--------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
--------------------------------------------------------------------------------------------------------------------
   Dividends on common stock                                                                    (232)          (205)
   Capital issuance costs                                                                        (23)           (11)
   Redemptions, Repurchases and Maturities:
      Nuclear fuel lease                                                                         (67)           (20)
      Short-term debt                                                                           (126)           (91)
      Long-term debt                                                                            (260)          (420)
   Issuances:
      Common stock                                                                               935            308
      Long-term debt                                                                             104            298
                                                                                             --------       --------
Net cash provided by (used in) financing activities                                              331           (141)

--------------------------------------------------------------------------------------------------------------------
Net Change In Cash and Cash Equivalents                                                          400           (527)
Cash and Cash Equivalents at Beginning of Year                                                   111            628
--------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents at End of Period                                                   $   511        $   101
====================================================================================================================